As filed with the Securities and Exchange Commission on July 28, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

C&J ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5673219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
10375 Richmond Avenue, Suite 2000
Houston, Texas 77042
(713) 260-9900
(Address of principal executive offices, including zip code)

C&J ENERGY SERVICES, INC. 2006 STOCK OPTION PLAN
C&J ENERGY SERVICES, INC. 2010 STOCK OPTION PLAN
(Full title of the plans)
Theodore R. Moore
Vice President-General Counsel
C&J Energy Services, Inc.
10375 Richmond Avenue, Suite 2000
Houston, Texas 77042
(713) 260-9900
(Name, address and telephone number of agent for service)
copies to:

Stephen M. Gill	J. David Kirkland, Jr.
David P. Oelman	Tull R. Florey
Vinson & Elkins L.L.P.	Baker Botts L.L.P.
1001 Fannin Street, Suite 2500	910 Louisiana Street
Houston, Texas 77002	Houston, Texas 77002
(713) 758-2222	(713) 229-1234
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller Reporting Company ☐
(Do not check if smaller reporting company)
CALCULATION OF REGISTRATION FEE

				Proposed
		Amount to	Proposed	maximum
		be	maximum	aggregate	Amount of
	Title of securities	registered	offering	offering price	registration
Name of Plan	to be registered	(1)	price per share (2)	(2)	fee
C&J Energy Services, Inc. 2006 Stock Option Plan	Common Stock, $0.01 par value	1,907,318 shares	$28.00	$53,404,904.00	$6,200.31
C&J Energy Services, Inc. 2010 Stock Option Plan	Common Stock, $0.01 par value	5,699,889 shares	$28.00	$159,596,892.00	$18,529.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Stock as may become issuable pursuant to the adjustment provisions of the C&J Energy Services, Inc. 2010 Stock Option Plan.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. The price for the shares being registered hereby is based on an estimated price of $28.00 per share, which is the estimated offering price per share of Common Stock of C&J Energy Services, Inc., in connection with the public offering of C&J Energy Services, Inc.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3 Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-4.11
EX-4.12
EX-4.13
EX-4.14
EX-5.1
EX-23.2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     C&J Energy Services, Inc. (the “Registrant”) will send or give to all participants in the C&J Energy Services, Inc. 2006 Stock Option Plan (the “2006 Plan”) and the C&J Energy Services, Inc. 2010 Stock Option Plan (the “2010 Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3	Incorporation of Documents by Reference.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:
(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-173177) relating to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on March 30, 2011;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (i) above; and

(c)	The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-173177), originally filed with the Commission on July 26, 2011, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
     Not applicable.

Item 5.	Interests of Named Experts and Counsel.
     Not applicable.

Item 6.	Indemnification of Directors and Officers.
Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc.; Amended and Restated Bylaws of C&J Energy Services, Inc.
     The Registrant’s amended and restated certificate of incorporation limits the liability of the Registrant’s directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law.
     The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws also provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws also permit the Registrant to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as its officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.
Indemnification Agreements
     The Registrant has entered into indemnification agreements with each of its current directors and executive officers and expects to enter into indemnification agreements with each of its future directors and executive officers. These agreements require the Registrant to indemnify its directors and officers to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant believes that the limitation of liability provision in its amended and restated certificate of incorporation and the indemnification agreements facilitate its ability to continue to attract and retain qualified individuals to serve as directors and officers.
Delaware General Corporation Law
     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
     Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
     Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
     Section 145(k) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The above discussion of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, indemnification agreements and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 7.	Exemption from Registration Claimed.
     Not applicable.

Item 8.	Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.2	Amended and Restated Bylaws of C&J Energy Services, Inc. (incorporated by reference to

Exhibit Number	Description
Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.3	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on May 12, 2011).

4.4	C&J Energy Services, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.5	Amendment to the C&J Energy Services, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.6	C&J Energy Services, Inc. 2010 Stock Option Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on May 18, 2011).

4.7	Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. (incorporated by reference to Exhibit 10.15 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.8	First Amendment to the Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on May 18, 2011).

4.9	Second Amendment to the Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. (incorporated by reference to Exhibit 10.19 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on July 18, 2011).

4.10	Registration Rights Agreement (incorporated by reference to Exhibit 10.17 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.11*	Form of Non-Statutory Stock Option Agreement (for certain Individuals with Employment Agreements), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

4.12*	Form of Non-Statutory Stock Option Agreement (Non-Competition and other Restrictive Covenants), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

4.13*	Form of Non-Statutory Stock Option Agreement (Restrictive Covenants), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

4.14*	Form of Non-Statutory Stock Option Agreement (for Directors), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of UHY LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on July 28, 2011.

C&J Energy Services, Inc.
By:	/s/ Randall C. McMullen, Jr.
	Name:	Randall C. McMullen, Jr.
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Joshua E. Comstock and Randall C. McMullen, Jr., and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 28, 2011.

Signature	Title

/s/ Joshua E. Comstock Joshua E. Comstock	Chief Executive Officer, President and Chairman (Principal Executive Officer)

/s/ Randall C. McMullen, Jr. Randall C. McMullen, Jr.	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Mark. C. Cashiola Mark. C. Cashiola	Corporate Controller (principal accounting officer)

/s/ Darren M. Friedman Darren M. Friedman	Director

/s/ James P. Benson James P. Benson	Director

/s/ Michael Roemer Michael Roemer	Director

/s/ H.H. “Tripp” Wommack, III H.H. “Tripp” Wommack, III	Director

/s/ C. James Stewart, III C. James Stewart, III	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.2	Amended and Restated Bylaws of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.3	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on May 12, 2011).

4.4	C&J Energy Services, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.5	Amendment to the C&J Energy Services, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.6	C&J Energy Services, Inc. 2010 Stock Option Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on May 18, 2011).

4.7	Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. (incorporated by reference to Exhibit 10.15 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.8	First Amendment to the Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on May 18, 2011).

4.9	Second Amendment to the Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. (incorporated by reference to Exhibit 10.19 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on July 18, 2011).

4.10	Registration Rights Agreement (incorporated by reference to Exhibit 10.17 to the Registrant’s Form S-1 Registration Statement (File No. 333-173177), filed on March 30, 2011).

4.11*	Form of Non-Statutory Stock Option Agreement (for certain Individuals with Employment Agreements), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

4.12*	Form of Non-Statutory Stock Option Agreement (Non-Competition and other Restrictive Covenants), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

4.13*	Form of Non-Statutory Stock Option Agreement (Restrictive Covenants), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

4.14*	Form of Non-Statutory Stock Option Agreement (for Directors), pursuant to the C&J Energy Services, Inc. 2010 Stock Option Plan.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of UHY LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.